SECURITIES AND EXCHANGE COMMISSION

                      Washington, DC  20549



                            FORM 8-K



                         CURRENT REPORT



                 Pursuant to Section 13 or 15(d)
                             of the
                 Securities Exchange Act of 1934



                          May 12, 1995
                          ------------
        Date of Report (Date of earliest event reported)



                   DELAWARE OTSEGO CORPORATION
                   ---------------------------
     (Exact name of Registrant as specified in its charter)



       New York               0-12985           16-0913491
----------------------      ------------     --------------
(State or other juris-      (Commission      (IRS Employer
diction of incorpora-       file number)     identification
tion                                         number)



         1 Railroad Avenue, Cooperstown, New York  13326
      -----------------------------------------------------
      (Address of principal executive offices)   (zip code)



                          607-547-2555
                          ------------
      (Registrant's telephone number, including area code)

ITEM 2.   Disposition of Assets
-------------------------------

     On May 15, 1995, the Registrant's subsidiaries Rahway Valley Railroad Company and Rahway Valley Company, Lessee closed on the sale of substantially all of the physical assets of those companies, consisting of an 8.8 mile long rail line in Union County, New Jersey, to the State of New Jersey acting by and through the Commissioner of the Department of Transportation. The amount of consideration, $6.4 million, was reached through arms-length negotiations. The transaction will result in a gain on sale of assets of approximately $5.3 million, to be reported by the Registrant in its second quarter.


ITEM 5.   Other Events
----------------------

     On May 12, 1995 and May 15, 1995, the Registrant issued press releases in the form attached hereto as Exhibit 1 and Exhibit 2, respectively.


ITEM 7.
-------

     (c)  Exhibits

          1.   Press Release dated May 12, 1995.
          2.   Press Release dated May 15, 1995.

SIGNATURES
----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   DELAWARE OTSEGO CORPORATION


Dated: May 12, 1995           By:  WALTER G. RICH
                                   ---------------------------
                                   Walter G. Rich
                                   President &
                                   Chief Executive Officer